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EXHIBIT 10.9

                                , 2003

Viewtrade Financial
7280 W Palmetto Park Road—Suite 210
Boca Raton, Florida 33433

  Re:
  GrayMark Productions, Inc. Lock-up Agreemen

Dear Sir or Madame:

        The undersigned, holder of the common stock (the "Common Stock") of Gray Mark Productions, Inc. (the "Company"), options or rights to purchase, or securities convertible into, Common Stock, understands that the Company has commenced a private placement of its securities for which Viewtrade Financial ("Viewtrade") is acting as placement agent.

        In order to induce Viewtrade to proceed with such private placement, the undersigned agrees, for the benefit of the Company and Viewtrade, that he will not, without the prior written consent of Viewtrade, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned by him on the date hereof, or subsequently acquired through the exercise of any options, warrants or rights, split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the [twenty-four (24) month OR twelve (12) month] period commencing on first day that the closing price of the Common Stock of the Company is electronically reported. Furthermore, the undersigned hereby authorizes all certificates evidencing his shares of Common Stock to be endorsed with the appropriate restrictive legends, and hereby authorizes and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company covering the shares of Common Stock to which this agreement applies.

        In the event that the minimum offering amount in the private placement is completed, the undersigned agrees to be bound by the provisions of this letter.

Very truly yours,
Signature
Printed Name

Please indicate number of shares of Common Stock owned. Please list any options, warrants, rights or convertible securities owned and the number of shares of Common Stock issuable upon the exercise or conversion of such securities:

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  EXHIBIT 10.9